                                                                     EXHIBIT 1.1

                      1,400,000 Trust Preferred Securities

                             Glacier Capital Trust I

                  _____% Cumulative Trust Preferred Securities

          (Liquidation Preference of $25 per Trust Preferred Security)

                     Fully and Unconditionally Guaranteed by

                              Glacier Bancorp, Inc.

                             UNDERWRITING AGREEMENT

                                                                January __, 2001

D. A. DAVIDSON & CO.
as Representative of the Several Underwriters
c/o D. A. Davidson & Co.
8 Third Street North
Davidson Building

Great Falls, Montana 59401

Ladies and Gentlemen:

        Glacier Bancorp, Inc., a Delaware corporation (the "Company"), as Depositor and as guarantor, and its fiduciary subsidiary, Glacier Capital Trust I, a statutory business trust organized under the Delaware Business Trust Act (the "Delaware Act") (the "Trust" and, together with the Company, the "Offerors"), propose that the Trust issue and sell to the several underwriters named in Schedule I hereto (each an "Underwriter" and collectively the "Underwriters"), for which you are acting as representative (the "Representative"), an aggregate of 1,400,000 of the Trust's __% Cumulative Trust Preferred Securities, with a liquidation preference of $25.00 per Trust Preferred Security (the "Trust Preferred Securities"), the terms of which are more fully described in the Prospectus (as hereinafter defined). The Offerors propose that the Trust issue the Trust Preferred Securities pursuant to an Amended and Restated Trust Agreement among Wilmington Trust Company, as Delaware Trustee and as Property Trustee, the administrative trustees named therein (the "Administrative Trustees") and the Company (the "Trust Agreement"). The Trust Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee") pursuant to a Guarantee Agreement (the "Guarantee Agreement"), to be dated as of January __, 2001, between the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee").


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        The proceeds of the sale of the Trust Preferred Securities and the common securities of the Trust (liquidation amount $25.00 per common security (the "Common Securities")) will be used to purchase junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures") issued by the Company pursuant to a Indenture (the "Indenture"), to be dated as of January __, 2001, between the Company and Wilmington Trust Company, as Debenture Trustee (the "Debenture Trustee").

        As the Representative, you have advised the Offerors (i) that you are authorized to enter into this Underwriting Agreement on behalf of the Underwriters and (ii) that the Underwriters are willing, acting severally and not jointly, to purchase the number of Trust Preferred Securities, aggregating 1,400,000 in total, set forth opposite their respective names in Schedule I.

        As part of the offering contemplated by this Agreement, D.A. Davidson & Co. (the "Designated Underwriter") has agreed to reserve out of the Trust Preferred Securities purchased by it under this Agreement, up to $2,500,000 of the Trust Preferred Securities, for sale to the Company's and its subsidiaries' directors and executive officers (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Trust Preferred Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

        The Offerors hereby confirm their agreement with respect to the sale of the Trust Preferred Securities to the Underwriters as follows:

        1. Representations and Warranties of the Company.

        (a) The Offerors jointly and severally represent and warrant to, and agree with, each of the Underwriters as follows:

        (i) A registration statement on Form S-3 (File No.333-52534) with respect to the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures, including a preliminary form of prospectus, has been prepared by the Offerors in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations thereunder and has been filed with the Commission. If the Offerors have elected to rely upon Rule 430A under the Act, they will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Trust Preferred Securities



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may commence, the term registration statement as used in this Agreement means the Registration Statement as amended by said post-effective amendment. The term registration statement also includes an additional registration statement prepared and filed with the Commission in accordance with Rule 462(b) under the Act. The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 under the Act provided by the Offerors for use in connection with the offering of the Trust Preferred Securities (whether or not required to be filed by the Offerors with the Commission pursuant to Rule 424(b) under the Act) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 under the Act) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Offerors for such use. The term "Preliminary Prospectus" as used herein means the preliminary prospectus included in any Registration Statement prior to the time it becomes or became effective under the Act and any Prospectus subject to completion as described in Rule 430A or 434 under the Act. Reference to the Registration Statement, the Prospectus and the Preliminary Prospectus include all information incorporated therein by reference. Copies of the Registration Statement, including all exhibits and schedules thereto, any amendments thereto and all Preliminary Prospectuses have been delivered to the Underwriters.

        (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission nor have any proceedings been instituted or, to each Offeror's knowledge, threatened for that purpose. Each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative on behalf of any Underwriter for use in the preparation thereof.

        (iii) As of the time the Registration Statement is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus and at the Closing Date (as hereinafter defined),
(A) the Registration Statement and Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations and the Registration Statement and Prospectus conformed or will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder, (B) the Registration Statement did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to (i) statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Offerors by the Representative on behalf of any Underwriter specifically for use in the



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preparation thereof and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification ("Form T-1") under the Trust Indenture Act. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to each Offeror's knowledge, threatened by the Commission.

        (iv) The consolidated financial statements of the Company and its subsidiaries and of WesterFed Financial Corporation ("WesterFed") and its consolidated subsidiaries, together with the notes thereto, included or incorporated by reference in the Registration Statement, Preliminary Prospectus and Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations and fairly present the financial position of the Company and its consolidated subsidiaries and WesterFed and its consolidated subsidiaries, respectively, as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; and said consolidated financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated in the Registration Statement and Prospectus). In this Agreement, the term "subsidiaries" when used in connection with the Company shall not be deemed to include the Trust unless the context clearly requires otherwise. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The financial information included in the Preliminary Prospectus and Prospectus under the caption "Summary Consolidated Financial Data" presents fairly on the basis stated in the Prospectus and the Registration Statement the information purported to be shown therein at the dates and for the periods indicated. The assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus under the caption "Unaudited Pro Forma Combined Condensed Financial Statements" provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

        (v) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a material adverse effect upon the business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole. Each subsidiary of the Company has been duly incorporated or organized and is in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a material adverse effect upon the business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole. The Company and its subsidiaries have all requisite power and authority (corporate and other) to own their respective properties and conduct their respective businesses as currently being carried on and as may be described in the Prospectus. Except with respect to Glacier Bank of Whitefish and Glacier Bank of Eureka, the Company owns all of the outstanding capital stock of the Company's subsidiaries, free of any



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liens, claims, charges or encumbrances. The Company owns approximately 94% and
98% of the outstanding capital stock of Glacier Bank of Whitefish and Glacier Bank of Eureka, respectively, free and clear of any liens, claims, charges or encumbrances. The accounts of each Company subsidiary bank (each a "Bank") are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum applicable amount in accordance with the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such membership or insurance are pending, or, to the knowledge of the Company, threatened.

        (vi) KPMG LLP, who certified the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and WesterFed as required by the Act and the Rules and Regulations. PricewaterhouseCoopers LLC, who certified certain financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

        (vii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with full trust power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement and the Trust Agreement and is authorized to do business in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole; the Trust has conducted and will conduct no business other than the transactions contemplated by the Trust Agreement and described in the Prospectus; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

        (viii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise disclosed therein, (i) there has been no material adverse change in the condition (financial or otherwise), financial results or business affairs of the Company, its subsidiaries and the Trust, taken as a whole, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company, its subsidiaries or the Trust which would materially affect the Company, the subsidiaries or the Trust, other than in the ordinary course of business, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or on any class of capital stock of a subsidiary, except regular quarterly cash dividends declared by the Board of Directors of the Company and paid by the Company in the ordinary course of business in accordance with the dividend policy established by the Board of Directors, (iv) neither the Company, the Trust nor any subsidiary has incurred, other than in the ordinary course of business, any material liabilities or obligations, direct or contingent, and (v) there has not been (A) any change in the capital stock of the Company or any subsidiary (except for options granted (or the exercise thereof) pursuant to or shares of Common Stock issued pursuant to the employee benefit plans of, or as compensation to the directors of, the Company), or any issuance of warrants, convertible securities or other rights to purchase capital stock of the Company or any subsidiary (except as noted above), or (B) any material increase in the short-



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term or long-term debt (including capitalized lease obligations) of the Company or any subsidiary, except indebtedness and deposit liabilities incurred by the Banks in the ordinary course of their banking business. Neither the Trust, the Company nor any of its subsidiaries has any contingent liabilities which are not disclosed in the Prospectus or in the Registration Statement that are material to the Company, its subsidiaries and the Trust, taken as a whole.

        (ix) Except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, there is not pending or, to the knowledge of the Trust or the Company, threatened or contemplated, any action, suit or proceeding to which the Trust, the Company or any subsidiary of the Company is a party or to which any of their assets may be subject, before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator, the disposition of which could reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise), properties or results of operation of the Company, its subsidiaries and the Trust, taken as a whole, or the disposition of which would materially and adversely affect the consummation of this Agreement.

        (x) There are no contracts or documents of the Trust, the Company or any subsidiary of the Company that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which contracts or documents have not been so filed as required.

        (xi) The execution, delivery and performance by the Company and/or the Trust, as the case may be, of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Trust Preferred Securities by the Trust and the Junior Subordinated Debentures by the Company, will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Trust, the Company or any of its subsidiaries is a party or by which any of such companies or their respective properties or assets may be bound, or (B) violate any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Trust, the Company or any of its subsidiaries or any of their respective properties or assets, which breaches, violations, defaults or liens in the case of clause (A) and (B) would, in the aggregate, have a material adverse effect on the Trust, the Company and its subsidiaries, taken as a whole, and will not violate or conflict with any provision of the articles of incorporation, charter, bylaws or other governing documents of the Company or any of its subsidiaries or the Trust's Trust Agreement or its certificate of trust filed with the State of Delaware on December 18, 2000 (the "Certificate of Trust"). No consent, approval, authorization, order or decree of any court or governmental or regulatory agency or body having jurisdiction over the Trust, the Company or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement and the consummation of the transactions contemplated hereby and thereby, except (a) such as may be required under the Act, or which has been obtained, or under state securities or blue sky laws, and
(b) the qualification of the Trust Agreement, the Guarantee Agreement and the Indenture under the Trust Indenture Act and the rules and regulations thereunder. Each of the Indenture,



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the Trust Agreement and the Guarantee Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

        (xii) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Trust and is a valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles and except as obligations of the Company and the Trust under the indemnification provisions hereof may be limited under federal or state securities laws.

        (xiii) Each of the Company and the Trust has all requisite corporate or trust power and authority to execute, deliver and perform its obligations under the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement. All necessary corporate and trust proceedings of the Company and the Trust have been duly taken to authorize the execution, delivery and performance by each of the Company and the Trust of the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement, as the case may be. The Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement have been duly authorized, and when executed and delivered by the Company and/or the Trust, as the case may be, will be a valid and binding obligation of the Company and/or the Trust, as the case may be, enforceable against the Company and/or the Trust, as the case may be, in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles.

        (xiv) The authorized capital stock of the Company as of September 30, 2000 is as set forth under the caption "Capitalization" in the Prospectus and there have not been any subsequent issuances of capital stock of the Company, except for subsequent issuances, if any, pursuant to any dividend reinvestment plan, reservations, agreements, conversions, stock dividends, stock splits or employee, officer or director benefit or compensation plans. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. Neither the filing of the Registration Statement nor the offering or sale of the Trust Preferred Securities or the Junior Subordinated Debentures, as contemplated by this Agreement, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of capital stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized, validly issued and are fully paid and nonassessable, except to the extent the shares of capital stock of the Banks are subject to assessment under applicable state law.

        (xv) The Junior Subordinated Debentures have been duly authorized by the Company and at the Closing Date will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, will be in the form contemplated



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by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description relating thereto in the Prospectus.

        (xvi) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

        (xvii) The Trust Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Trust Agreement and will conform in all material respects to the description relating thereto contained in the Prospectus; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; and holders of Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

        (xviii) The Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement are in substantially the respective forms filed as exhibits to the Registration Statement.

        (xix) The Company's obligations under the Guarantee are subordinated and junior in right of payment to all "Additional Senior Obligations," "Senior Debt" and "Subordinated Debt" (as defined in the Indenture) of the Company.

        (xx) The Junior Subordinated Debentures are subordinate and junior in right of payment to all "Additional Senior Obligations," "Senior Debt" and "Subordinated Debt" (as defined in the Indenture) of the Company.

        (xxi) Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

        (xxii) Except as disclosed in the Prospectus, neither the Company, the Trust nor any subsidiary of the Company is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject nor has it failed to obtain any license, certificate, permit, franchise or other governmental authorization, registration, acceptance or approval necessary to the ownership, leasing or operation of its property or to the conduct of its business as it is currently being carried on and as may be described in the Preliminary Prospectus or the Prospectus, which violation or failure to obtain would have a material adverse effect on the



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business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole.

        (xxiii) Neither the Company nor any subsidiary of the Company is in violation of its respective certificate of incorporation, charter or bylaws or other governing documents; the Trust is not in violation of its Trust Agreement or its Certificate of Trust or other governing documents; none of the Company, the Trust or any subsidiary of the Company is in violation or default of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement, note, lease or other material contract, license, agreement or instrument to which the Company, the Trust or any such subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company, the Trust or any such subsidiary is subject, where any such default, breach or violation would have, individually or in the aggregate, a material adverse effect on the Company, its subsidiaries and the Trust, taken as a whole, or on the performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement, the Junior Subordinated Debentures or the Trust Preferred Securities.

        (xxiv) The Company and its subsidiaries have good title to all properties owned by them that are material to the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except (i) as do not materially interfere with the use of such properties, (ii) referred to in the Registration Statement, the Preliminary Prospectus or the Prospectus, or (iii) as could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), properties or results of operation of the Company, its subsidiaries and the Trust, taken as a whole. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries, taken as a whole; each of the Company and its subsidiaries owns or licenses all patents, patent applications, trademarks, service marks, trade names, trademark registrations service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as may be described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, to the Company's knowledge, no name which the Company or any subsidiary uses and no other aspect of the business of the Company or any subsidiary will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others, except for any infringement, license or fees that would not have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole.

        (xxv) The Company maintains insurance of the type and in the amounts generally deemed adequate for its business and generally consistent with insurance maintained by similar companies in similar businesses.

        (xxvi) Each of the Trust and the Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not, individually or in the aggregate, have a



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material adverse effect on the business, condition (financial or otherwise), properties or results or operations of the Company and its subsidiaries, taken as a whole, and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries or the Trust is contesting in good faith or as would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties or results or operations of the Company and its subsidiaries, taken as a whole.

        (xxvii) The Company, the Trust and each of the subsidiaries of the Company have all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, material to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as may be described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The conduct of the business of the Company, the Trust and each of the subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations, except where failure to be so in compliance would not materially adversely affect the business, condition (financial or otherwise), properties or results of operation of the Company, the Trust and the subsidiaries, taken as a whole.

        (xxviii) The Offerors have not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Trust Preferred Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Offerors.

        (xxix) None of the Trust, the Company or any subsidiary is and, after giving effect to the offering and sale of the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee and the application of the proceeds from the sale of these securities as described in the Prospectus under the caption "Use of Proceeds," will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (xxx) Neither the Company, the Trust nor any of their respective officers or directors (as defined in the Rules and Regulations) has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company or the Trust, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or the Trust, to facilitate the sale or resale of any of the Trust Preferred Securities

        (xxxi) Neither of the Offerors nor any of their affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

        (xxxii) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed
in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (xxxiii) Other than as contemplated by this Agreement or described in the Registration Statement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        (xxxiv) No report or application filed (after giving effect to any amendments thereto) by the Company or any Bank with the FRB, the Montana Department of Commerce, Division of Banking and Financial Institutions Division, the Idaho Department of Finance, the FDIC or other regulatory authority having jurisdiction over it (each such report or application, together with all exhibits thereto, a "Regulatory Report"), as of the date it was filed (after giving effect to any amendments thereto), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply in all material aspects with the applicable requirements of the FRB, the Montana Department of Commerce, Division of Banking and Financial Institutions Division, the Idaho Department of Finance, the FDIC or such other regulatory authority (the "Banking Regulators"), as the case may be. The Company and each Bank have filed each Regulatory Report that they were required to file with any Banking Regulator which is material to or could reasonably be expected to be material to the business, operations, financial condition or the Company and its subsidiaries taken as a whole.

        (xxxv) The proceeds from the sale of the Trust Preferred Securities will constitute "tier 1" capital (as defined in FRB regulations) to the maximum extent permitted by rules of the FRB.

        (xxxvi) Each of the Banks has properly administered, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of the Company and its subsidiaries, taken as a whole, all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor. Neither any of the Banks nor any director, officer or employee of any Bank has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of the Company and its subsidiaries, taken as a whole, and the accountings for each such fiduciary account are true and correct in all respects material to the business, operations or financial condition of the Company and its subsidiaries, taken as a whole, and accurately reflect the assets of such fiduciary account in all respects material to the business, operations or financial condition of the Company and its subsidiaries, taken as a whole.

        (xxxvii) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

        (xxxviii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein not misleading.

        (xxxix) Each of the Company and its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERlSA) of the Company or its subsidiaries which could have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole; neither the Company nor any subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"), in each case which could have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole; and each "pension plan" for which the Company or any subsidiary would have any liability that is intended to be qualified under
Section 501(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such loss as would not have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole.

        (xxxx) No hazardous substances, hazardous wastes, pollutants or contaminants have been deposited or disposed of in, on or under the properties of the Company or any subsidiary (including properties owned, managed or controlled by a subsidiary in connection with its lending operations) during the period in which the Company or any subsidiary has owned, occupied, managed, controlled or operated such properties in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations or remedial actions, a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole.

        (xxxxi) The Plan and Agreement of Merger (the "Merger Agreement") dated as of September 20, 2000, as amended, between the Company and WesterFed has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement or the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether considered in equity or at law).

        (xxxxii) The Company has delivered to the Underwriters and their counsel true, complete and correct copies of the Merger Agreement, together with all exhibits and schedules thereto and all instruments, agreements and documents delivered in connection therewith or in connection with the transactions contemplated thereby.

        (b) Any certificate signed by any officer of the Company or a trustee of the Trust and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, as the case may be, to each Underwriter as to the matters covered thereby.

        2. Purchase, Sale and Delivery of Trust Preferred Securities.

        On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, the respective number of Trust Preferred Securities set forth opposite the name of each such Underwriter in Schedule I hereto. The purchase price per Trust Preferred Security shall be $25.00 per share. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Trust Preferred Securities (together with the entire proceeds from the sale by the Trust to the Company of the Common Securities) will be used to purchase the Junior Subordinated Debentures, at the Closing, the Company hereby agrees to pay to the Representative, on behalf of the several Underwriters, a commission of $_____ per Trust Preferred Security ($_________ in the aggregate) delivered by the Trust hereunder at the Closing Date.

        The Trust Preferred Securities will be delivered by the Company to the Representative against payment of the purchase price therefor by wire transfer in immediately available funds payable to the Company at the offices of D.A. Davidson & Co., 8 Third Street North, Great Falls, Montana 59401, or such other location as may be mutually acceptable, at 9:00 a.m. Mountain Standard Time on the third (or if the Trust Preferred Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, on the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "Closing Date." Delivery of the Trust Preferred Securities will be made by one or more global certificates, as described in the Prospectus, in accordance with the procedures established by The Depository Trust Company and acceptable to the Representative.

        Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with any other Underwriter or with the Offerors.

        It is understood that you, on your own behalf and not as Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for the Trust Preferred Securities to be purchased by such Underwriter or Underwriters. No such payment by you shall relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

        3. Offering by the Underwriters.

        It is understood that the several Underwriters propose to offer the Trust Preferred Securities for sale to the public as set forth in the Prospectus.

        4. Covenants.

        (a) The Offerors jointly and severally covenant and agree with the several Underwriters as follows:

        (i) If the Registration Statement has not already been declared effective by the Commission, each Offeror will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify the Representative promptly, (i) of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective, (ii) any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed, (iii) of the receipt of any comments from the Commission, and (iv) of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted there from pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Offerors will prepare and file with the Commission, promptly upon the Representative's request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in the Representative's reasonable opinion, may be necessary or advisable in connection with the distribution of the Trust Preferred Securities; and the Offerors will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which the Representative shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

        (ii) The Offerors will advise the Representative, promptly after they shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Trust Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Offerors will promptly use their best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

        (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Trust Preferred Securities is required to be delivered under the Act, the Offerors will comply as far as they are able with all requirements imposed upon them by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Trust Preferred Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary, in the written opinion of counsel to the Underwriters, to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Offerors will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters and at the expense of the Company) so as to correct such statement or omission or effect such compliance.

        (iv) The Offerors will use their best efforts to qualify the Trust Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Offerors would become subject to service of general process or to qualification to do business as a foreign entity. In each jurisdiction in which the Trust Preferred Securities have been so qualified, the Offerors will file such statements and reports as may be required to be filed by them by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of such securities.

        (v) The Offerors will furnish to the Underwriters copies of the Registration Statement as originally filed (including all exhibits filed therewith), a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits), each of the Preliminary Prospectuses, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

        (vi) For a period of five years commencing with the date hereof, the Company will furnish to the Representative, as may be requested by the Representatives, copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and of such other documents, proxy statements, reports and information as are furnished by the Company to its stockholders generally.

        (vii) The Company will make generally available to its security holders and holders of the Trust Preferred Securities as soon as practicable, but in any event not later than 18 months after the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 thereof).

        (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all costs and expenses incident to the performance of the obligations of each Offeror hereunder, including, without limitation, (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the issuance, transfer and delivery of the Trust Preferred Securities, (B) all expenses and fees (including, without limitation, fees and expenses of each Offeror's accountants and counsel but, except as otherwise provided below, not including fees and expenses of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda and any legal investment survey requested by the Representative, and the Indenture, (C) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Trust Preferred Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Representative shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Trust Preferred Securities, (F) listing fees, if any, (G) the fees and expenses of the Debenture Trustee, including the fees and disbursements of counsel for the Debenture Trustee in connection with the Indenture and Junior Subordinated Debentures, (H) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Trust Agreement and the Certificate of Trust, and (I) all other costs and expenses incident to the performance of the Offerors' obligations hereunder that are not otherwise specifically provided for herein; provided, however, in no event will the aggregate amount of expenses, exclusive of any expenses pursuant to (C) and (E) above, payable to the Underwriters or their counsel exceed $75,000. If the sale of the Trust Preferred Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of either Offeror to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by either Offeror is not fulfilled (and such non-fulfillment is not due to the Underwriters' actions or omissions), the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, without limitation, reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Trust Preferred Securities or in contemplation of performing their obligations hereunder, up to a maximum amount not to exceed $75,000. Neither Offeror shall in any event be liable to any Underwriter for loss of anticipated profits from the transactions covered by this Agreement.

        (ix) The Offerors will apply the net proceeds from the sale of the Trust Preferred Securities to be sold by the Trust, and the Company will apply the proceeds from the sale of the

Junior Subordinated Debentures, for the purposes set forth in the Prospectus under the caption "Use of Proceeds."

        (x) The Offerors will not take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of either Offeror to facilitate the sale or resale of the Trust Preferred Securities.

        (xi) Neither Offeror will incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        (xii) The Offerors will inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Trust Preferred Securities by the Underwriters if either of them commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

        (xiii) The Offerors will not claim the benefit of any usury laws against any holder of the Trust Preferred Securities.

        (xiv) The Offerors will use their best efforts to cause, subject to notice of issuance, the Trust Preferred Securities to be quoted on the Nasdaq National Market.

        5. Conditions of Underwriters' Obligations.

        The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Offerors contained herein, to the performance by each Offeror of its obligations hereunder and to the following additional conditions:

        (a) The Registration Statement shall have become effective not later than 5:00 p.m., Mountain Standard Time, on the date of this Agreement, or such later time and date as the Underwriters shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued and no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Representative's reasonable satisfaction.

        (b) The Representative shall not have advised the Company or the Trust that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto

(including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in the Representative's reasonable opinion, is material, or omits to state a fact which, in the Representative's reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and such misstatement or omission has not been corrected.

        (c) Except as contemplated in the Prospectus or the Registration Statement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Trust, the Company or any subsidiary of the Company shall have incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, except regular quarterly cash dividends declared by the Board of Directors of the Company and paid by the Company in the ordinary course of business in accordance with the dividend policy established by the Board of Directors; and there shall not have been any change in the capital stock of the Company or any subsidiary (except for options granted (or the exercise thereof) pursuant to or shares of Common Stock issued pursuant to any employee benefit plan, or as compensation to the directors of the Company), or any material increase in the short-term or long-term debt, including capitalized lease obligations (except such increases as are incurred in the ordinary course of business) of the Company or its subsidiaries, or any issuance of warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries (except as noted above), or any material adverse change in condition (financial or otherwise), financial results or business affairs of the Company, its subsidiaries and the Trust, taken as a whole, that, in the Representative's reasonable judgment, makes it impractical or inadvisable to offer or deliver the Trust Preferred Securities on the terms and in the manner contemplated in the Prospectus.

        (d) On the Closing Date, there shall have been furnished to the Representatives the opinion of Graham & Dunn PC, counsel for the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

        (i) Each of the Company and the Banks has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise), properties or results of operations of the Company, its subsidiaries and the Trust, taken as a whole. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

        (ii) The authorized capitalization of the Company is as set forth in the Prospectus under the heading "Capitalization" (except for shares of capital stock subsequently issued pursuant to employee or director plans).

        (iii) To the knowledge of such counsel, all of the issued and outstanding capital stock of the Company's subsidiaries and the Common Securities of the Trust are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except in the case of Glacier Bank of Eureka and Glacier Bank of Whitefish.

        (iv) The statements in the Prospectus under the caption "Description of the Preferred Securities," "Description of the Subordinated Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Subordinated Debentures and the Guarantee," insofar as such statements constitute matters of law applicable to the Offerors or summaries of documents, fairly present the information required to be included therein in all material respects.

        (v) Each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly qualified under the Trust Indenture Act.

        (vi) Neither the Company nor the Trust is and after giving effect to the offering and sale of the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee and the application of the proceeds from the sale of these securities as described in the Prospectus under the caption "Use of Proceeds" will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

        (vii) The statements set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" constitute an accurate summary of the matters addressed therein in all material respects, based upon current law and the assumptions stated or referred to therein.

        (viii) Under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; accordingly, for United States federal income tax purposes each beneficial owner of Trust Preferred Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures, and stated interest on the Junior Subordinated Debentures generally will be included in income by a holder of Trust Preferred Securities at the time such interest income is paid or accrued in accordance with such holder's regular method of tax accounting.

        (ix) The Registration Statement has become effective under the Act and, to the actual knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. The Prospectus has been filed in the manner and within the time period required by Rule 424(b) of the Act.

        (x) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

        (xi) To such counsel's knowledge, there is no action, suit or proceeding before or by any federal court or federal governmental agency or body, domestic or foreign, or any arbitrator, now pending or threatened in writing against or affecting the Company, the Trust or any subsidiary which is required to be disclosed in the Registration Statement (other than as disclosed therein), and other than those which individually or in the aggregate would not have a material adverse effect on the Company, its subsidiaries and the Trust, taken as a whole, or which would not materially and adversely affect the consummation of this Agreement.

        (xii) To such counsel's knowledge, no holders of securities of the Company have rights, which have not been waived to the registration of shares of common stock of the Company or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby.

        (xiii) The Company has full corporate power and authority to enter into this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement to which it is a party and to issue the Junior Subordinated Debentures, and to perform its obligation under this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement. Each of this Agreement, the Indenture, the Junior Subordinated Debentures, the Trust Agreement, the Guarantee Agreement and the Expense Agreement has been duly authorized, executed and delivered by the Company. The Underwriting Agreement constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). The execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Junior Subordinated Debentures and the Guarantee, and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,
(A) to such counsel's knowledge, any statute, rule or regulation of the United States, or any rule or regulation of any Banking Regulator, or (B) any agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, or (C) the articles, charter or bylaws of the Company or any subsidiary, or (D) any order or decree known to such counsel of any court, governmental agency or body or Banking Regulator having jurisdiction over the Company or, any subsidiary or any of their respective properties and issued with respect to the Company or any subsidiary, except for any breach, violation or default which would not have a material adverse effect on the Company, its subsidiaries and the Trust, taken as a whole, or the ability of the Company to perform its obligations hereunder; and to the knowledge of such counsel, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement, or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Junior Subordinated Debentures and the Guarantee by the Company and the Common Securities and Trust Preferred Securities by the Trust, except (a) such as may be required under the Act, or which has been obtained, or under state securities or blue sky laws, and (b) the qualification of the Trust Agreement, the Guarantee Agreement and the Indenture under the Trust Indenture Act and the rules and regulations thereunder.

        (xiv) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and

Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

        (xv) Each document filed pursuant to the Exchange Act (other than the financial statements and the other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations thereunder.

        (xvi) The Merger Agreement between the Company and WesterFed has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement or the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether considered in equity or at law).

        Such counsel shall also include a statement to the effect that on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time such Registration Statement became effective and as of the Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of their respective dates and as of the Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data included in any of the documents mentioned in this clause.

        (e) On the Closing Date, there shall have been furnished to the Representative the favorable opinion, dated as of Closing Date, of Richards, Layton & Finger, P.A. counsel to Wilmington Trust Company, as Property Trustee under the Trust Agreement, Debenture Trustee under the Indenture, and Guarantee Trustee under the Guarantee Agreement, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

        (i) Wilmington Trust Company is duly incorporated and is validly existing in good standing as a banking corporation under the laws of the State of Delaware.

        (ii) Wilmington Trust Company has the power and authority to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Guarantee Agreement.

        (iii) Each of the Trust Agreement, the Indenture and the Guarantee Agreement have been duly authorized, executed and delivered by Wilmington Trust Company, and the Trust Agreement constitutes a legal, valid and binding obligation of Wilmington Trust Company, enforceable against Wilmington Trust Company, in accordance with its terms.

        (iv) The execution, delivery and performance by Wilmington Trust Company of the Trust Agreement, the Indenture and the Guarantee Agreement do not conflict with or constitute a breach of the charter or by-laws of Wilmington Trust Company.

        (v) No consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust Company is required for the execution, delivery or performance by Wilmington Trust Company of the Trust Agreement, the Indenture and the Guarantee Agreement.

        (f) On the Closing Date, there shall have been furnished to the Representative the favorable opinion, dated as of Closing Date, of Richards, Layton & Finger, P.A. as special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

        (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required as of the date hereof under the Delaware Act with respect to the creation and valid existence of the Trust as a business trust have been made.

        (ii) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority to own property and to conduct its business, all as described in the Prospectus.

        (iii) The Trust Agreement constitutes a valid and binding obligation of the Company and each of the Property Trustee, the Delaware Trustee and the Administrative Trustees, and is enforceable against the Company and each of the Property Trustee, the Delaware Trustee and the Administrative Trustees, in accordance with its terms.

        (iv) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under, this Agreement, and (ii) to issue, and to perform its obligations under, the Trust Preferred Securities and the Common Securities.

        (v) Under the Trust Agreement and the Delaware Act, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations under this Agreement, have been duly authorized by all necessary trust action on the part of the Trust.

        (vi) Under the Delaware Act, the certificate attached to the Trust Agreement as Exhibit E is an appropriate form of certificate to evidence ownership of the Trust Preferred Securities. The Trust Preferred Securities and the Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications hereinafter expressed in this paragraph (vi), the Trust Preferred Securities are fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The respective holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the respective holders of the Trust Preferred Securities and the Common Securities may be obligated, pursuant to the Trust Agreement, to make certain payments under the Trust Agreement.

        (vii) Under the Trust Agreement and the Delaware Act, the issuance of the Trust Preferred Securities and the Common Securities is not subject to preemptive or similar rights.

        (viii) The issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations under this Agreement do not violate (a) any of the provisions of the Certificate of Trust or the Trust Agreement, or (b) any applicable Delaware law or Delaware administrative regulation.

        (ix) The Junior Subordinated Debentures are in the form contemplated by the Indenture, and, when authenticated by the Debenture Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, and are enforceable against the Company, in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium, receivership, reorganization, liquidation, fraudulent transfer and conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity, regardless of whether applied in a proceeding in equity or at law.

        (x) Each of the Indenture, the Guarantee Agreement and the Expense Agreement constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium, receivership, reorganization, liquidation, fraudulent transfer and conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity, regardless of whether applied in a proceeding in equity or at law.

        (g) On the Closing Date, there shall have been furnished such opinion or opinions from Dorsey & Whitney LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters with respect to the formation of the Company, the validity of the Trust Preferred Securities, the Indenture, the Guarantee Agreement, this Agreement, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

        (h) On the Closing Date the Representative shall have received a letter from KPMG LLP, independent certified public accountants, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Representative, confirming that they are independent public accountants of the Company and WesterFed within the meaning of the Act and the Rules and Regulations and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 241 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

        (i) On the Closing Date, there shall have been furnished to the Representative, a certificate, dated the Closing Date and addressed to the Underwriters, signed by two executive officers of the Company, to the effect that:

        (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

        (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Trust Preferred Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

        (j) On the Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and addressed to the Underwriters, signed by one or more of the Administrative Trustees, to the effect that:

        (i) The representations and warranties of the Trust in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

        (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Trust Preferred Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

        (k) The Company shall have furnished to the Representative and to the Underwriters' counsel such additional documents, certificates and evidence as the Representative or they may have reasonably requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the reasonable judgment of the Representative and the Underwriters' counsel.

        6. Indemnification and Contribution.

        (a) The Offerors agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and the Trust), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Offerors by the Representative on behalf of the Underwriters specifically for use in the preparation thereof; and provided further that the Offerors shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Trust Preferred Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Offerors have previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus or the Prospectus, as the case may be, which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

        The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Designated Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

        (b) Each Underwriter agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Act, and the Trust against any losses, claims, damages or liabilities to which the Company and the Trust may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of such Underwriter, specifically for use in the preparation thereof, and will reimburse the Company and the Trust for any legal or other expenses reasonably incurred by the Company and the Trust in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

        (c) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, which may become due from the Trust under subsection (a).

        (d) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party unless and to the extent the omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Trust on the one hand and the Underwriters on the other from the offering of the Trust Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Trust and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company and the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or the Trust within the meaning of the Act.

        7. Representations and Agreements to Survive Deliver.

        All representations, warranties, and agreements of the Offerors herein or in certificates delivered pursuant hereto, and the agreements of the Offerors and the Underwriters contained in Section 6 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons or the Trust or any if its trustees, or controlling persons and shall survive delivery of, and payment for, the Trust Preferred Securities to and by the Underwriters hereunder.

        8. Termination.

        The Representative shall have the right to terminate this Agreement, by notice as hereinafter specified, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as contemplated in the Registration Statement or the Prospectus, any material adverse change in the condition (financial or otherwise), financial results or business affairs of the Company, its subsidiaries and the Trust, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if either Offeror shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, or (iii) if any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Offerors is not fulfilled, or (iv) if there has occurred any material adverse change in the financial markets in the United States or any outbreak or the escalation of major hostilities involving the United States or the declaration by the United States of a national emergency, war, or other calamity or crisis, the effect of which is such as to make it, in the Representative's reasonable judgment, impracticable or inadvisable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (v) if trading in the Trust Preferred Securities or the Company's common stock has been suspended by the Commission, or if trading generally on either the New York Stock Exchange or the Nasdaq National Market System has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of the New York Stock Exchange or the Nasdaq National Market System or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or Montana authorities. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and
Section 6 hereof shall at all times be effective.

        9. Default by the Company.

        If the Trust shall fail at the Closing Date to sell and deliver the number of Trust Preferred Securities which it is obligated to sell hereunder or the Company fails to deliver the number of Junior Subordinated Debentures required to be delivered pursuant to the Trust Agreement, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Trust or the Company so defaulting from liability, if any, in respect of such default.

        10. Default By the Underwriters

        (a) If any Underwriter or Underwriters shall default in their obligations to purchase the Trust Preferred Securities, which they have agreed to purchase hereunder, the Representative may in its discretion arrange for it or another party or other parties to purchase such Trust Preferred Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Trust Preferred Securities, then the Company and the Trust shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Trust Preferred Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company and the Trust that it has so arranged for the purchase of such Trust Preferred Securities, or the Company and the Trust notify the Representative that they have so arranged for the purchase of such Trust Preferred Securities, the Representative or the Company and the Trust shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Trust agree to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Trust Preferred Securities. The foregoing shall not relieve any defaulting Underwriter from liability for its default.

        (b) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by the Representative and the Company and the Trust as provided in subsection (a) above, the aggregate principal amount of such Trust Preferred Securities which remains unpurchased does not exceed 10% of the aggregate principal amount of all the Trust Preferred Securities to be purchased, then the Company and the Trust shall have the right to require the non-defaulting Underwriters to purchase the number of Trust Preferred Securities which such Underwriter agreed to purchase hereunder and, in addition, to require the non-defaulting Underwriters to purchase its pro rata share (based on the aggregate principal amount of Trust Preferred Securities which such Underwriter agreed to purchase hereunder) of the Trust Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by the Representative and the Company and the Trust as provided in subsection (a) above, the aggregate principal amount of such Trust Preferred Securities which remains unpurchased exceeds 10% of the aggregate principal amount of all the Trust Preferred Securities to be purchased, or if the Company and the Trust shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Trust Preferred Securities of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Trust except for the expenses to be borne by the Company and the Underwriters as provided in Section 4(a)(viii) hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        11. Information Furnished by Underwriters.

        The statements set forth in the ___ paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by the Representative on behalf of the Underwriters referred to in Section 2 and Section 6 hereof.

        12. Notices.

        Except as otherwise provided herein, all communications hereunder shall be in writing or by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters, c/o D. A. Davidson & Co., 8 Third Street North, Great Falls, Montana 59401, Attention: Syndicate Department. Notices to the Company shall be directed to Glacier Bancorp, Inc., 49 Commons Loop, Kalispell, Montana 59901, Attention: Chief Executive Officer with a copy to Graham and Dunn PC, 1420 Fifth Avenue, 33rd Floor, Seattle Washington 98101,
Attention: Stephen M. Klein. Notices to the Trust, shall be directed to c/o Glacier Bancorp, Inc., 49 Commons Loop, Kalispell, Montana 59901, Attention:
Chief Executive Officer. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

        13. Persons Entitled to Benefit of Agreement.

        This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Trust Preferred Securities from the Underwriters.

        14. Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of Montana, without giving effect to any provisions relating to conflicts of laws.

        15. Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Trust and the Underwriters in accordance with its terms.

                                       Very Truly Yours,

                                       GLACIER BANCORP, INC.,

                                       By
                                         --------------------------------------

                                       GLACIER CAPITAL TRUST I

                                       By:       Glacier Bancorp, Inc.

                                       By
                                         --------------------------------------


Accepted as of the date hereof.

D. A. Davidson & Co., for itself and as

Representative of the several Underwriters referred to in this Agreement

By:_____________________

                                   SCHEDULE I

Underwriter                                                                                   Total Number of
                                                                                        Trust Preferred Securities
                                                                                              To be purchased
                                                                                        --------------------------
D. A. Davidson & Co..............................................................

                                          .......................................

                                          .......................................


           Total.................................................................                1,400,000